                                                                   EXHIBIT 10.54

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------





                                 LEASE AGREEMENT



                                     BETWEEN



               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP,
                         a Delaware limited partnership
                                   ("Lessor")

                                       AND



                          WINE COUNTRY GOLF CLUB, INC.,
                               a Texas corporation
                                   ("Lessee")







-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                           PAGE
ARTICLE I.....................................................................1
    Demise.  .................................................................1

ARTICLE II....................................................................1
    2.1      Leased Property..................................................1
    2.2      Assignment and Assumption of Contracts; Initial Transaction......2
    2.3      License of Intellectual Property Rights..........................3

ARTICLE III...................................................................4
    Term.    .................................................................4

ARTICLE IV....................................................................4
    4.1      Base Rent........................................................4
    4.2      Percentage Rent..................................................5
    4.3      Additional Charges...............................................7
    4.4      Net Lease Provisions.............................................8
    4.5      Place and Manner of Payment......................................8
    4.6      Late Charge......................................................8

ARTICLE V.....................................................................8
    Quiet Enjoyment...........................................................8

ARTICLE VI....................................................................9
    6.1      Payment of Impositions...........................................9
    6.2      Notice of Impositions............................................9
    6.3      Adjustment of Imposition.........................................9
    6.4      Utility Charges.................................................10
    6.5      Insurance Premiums..............................................10
    6.6      Definition of Impositions.......................................10

ARTICLE VII..................................................................11
    7.1      Condition of the Leased Property................................11
    7.2      Use of the Leased Property......................................11
    7.3      Lessor to Grant Easements, Etc..................................12
    7.4      Operating Supplies..............................................13
    7.5      Additional Capital..............................................13
    7.6      FF&E............................................................14
    7.7      Lessee's Obligation to Manage...................................14
    7.8      Working Capital.................................................14
    7.9      Use of Facilities by Lessor.....................................15
    7.10     Guaranty........................................................15

ARTICLE VIII.................................................................15
    8.1      Compliance with Legal and Insurance Requirements. Etc...........15
    8.2      Legal Requirement Covenants.....................................15
    8.3      Environmental Matters and Indemnities...........................16

ARTICLE IX...................................................................17
    9.1      Maintenance and Repair..........................................17
    9.2      Encroachments, Restrictions, Etc................................19

ARTICLE X....................................................................19
    Alterations..............................................................19

ARTICLE XI...................................................................20
    Liens    ................................................................20

ARTICLE XII..................................................................20
    Permitted Contests.......................................................20

ARTICLE XIII.................................................................21
    13.1     General Insurance Requirements..................................21
    13.2     Waiver of Subrogation...........................................23
    13.3     Form Satisfactory, Etc..........................................23
    13.4     Increase in Limits..............................................23
    13.5     Reports On Insurance Claims.....................................23

ARTICLE XIV..................................................................24
    14.1     Insurance Proceeds..............................................24
    14.2     No Abatement of Rent............................................24
    14.3     Damage During Term..............................................24

ARTICLE XV...................................................................25
    15.1     Definitions.....................................................25
    15.2     Parties' Rights and Obligations.................................25
    15.3     Total Taking....................................................25
    15.4     Allocation of Award.............................................25
    15.5     Partial Taking..................................................26
    15.6     Temporary Taking................................................26

ARTICLE XVI..................................................................26
    16.1     Events of Default...............................................26
    16.2     Surrender.......................................................27
    16.3     Damages.........................................................27
    16.4     Application of Funds............................................28

ARTICLE XVII.................................................................28
    Lessor's Right to Cure Lessee's Default..................................28

ARTICLE XVIII................................................................29
    Holding Over.............................................................29

ARTICLE XIX..................................................................29
    Risk of Loss.............................................................29

ARTICLE XX...................................................................30
    Indemnification..........................................................30

ARTICLE XXI..................................................................31
    Subletting and Assignment................................................31

ARTICLE XXII.................................................................31
    Officer's Certificates; Lessor's Estoppel Certificates and Covenants.....31

ARTICLE XXIII................................................................32
    Lessor's Right to Inspect................................................32

ARTICLE XXIV.................................................................32
    No Waiver................................................................32

ARTICLE XXV..................................................................32
    Remedies Cumulative......................................................32

ARTICLE XXVI.................................................................32
    Acceptance of Surrender..................................................32

ARTICLE XXVII................................................................33
    No Merger of Title.......................................................33

ARTICLE XXVIII...............................................................33
    Conveyance by Lessor.....................................................33

ARTICLE XXIX.................................................................33
    Notices  ................................................................33

ARTICLE XXX..................................................................34
    Appraisers...............................................................34

ARTICLE XXXI.................................................................35
    31.1     Lessor May Grant Liens..........................................35
    31.2     Breach by Lessor................................................35

ARTICLE XXXII................................................................35
    32.1     Miscellaneous...................................................35
    32.2     Transfer of Licenses............................................36
    32.3     Waiver of Presentment, Etc......................................36

ARTICLE XXXIII...............................................................36
    Financial Statements.....................................................36

ARTICLE XXXIV................................................................37
    34.1     REIT Compliance.................................................37
    34.2     Personal Property Limitation....................................37
    34.3     Sublease Rent Limitation........................................37
    34.4     Sublease Tenant Limitation......................................37
    34.5     Lessee Ownership Limitation.....................................38

ARTICLE XXXV.................................................................38
    35.1     Lessor's Option to Terminate Lease..............................38
    35.2     Fair Market Value of Leasehold Estate...........................38
    35.3     Termination Upon Default Under Sonoma Mission Inn Lease.........38

ARTICLE XXXVI................................................................39
    Mutual Option to Terminate...............................................39

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (this "Lease") is made and entered into as of the 13th day of October, 1998, by and between CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Lessor"), and WINE COUNTRY GOLF CLUB, INC., a Texas corporation ("Lessee").

                              W I T N E S S E T H:

         WHEREAS, Lessor is the owner of certain "Leased Property" (as hereinafter defined); and

         WHEREAS, Lessee desires to lease the Leased Property for a term of approximately one hundred twenty (120) months; and

         WHEREAS, Lessee has committed its capital and credit to the extent described herein to allow Lessee to operate the Leased Property pursuant to the terms of this Lease.


                                    ARTICLE I

         Demise. In consideration of the obligation of Lessee to pay rent as herein provided and in consideration of the other terms, covenants, and conditions of this Lease, Lessor does hereby LEASE, DEMISE, and LET unto Lessee, and Lessee does hereby take and lease from Lessor, the Leased Property, TO HAVE AND TO HOLD the Leased Property, together with all rights, privileges, easements and appurtenances belonging to or in any way appertaining to the Leased Property, for the Term hereinafter provided, upon and subject to the terms, conditions and agreements hereinafter contained.


                                   ARTICLE II

         2.1 Leased Property. The "Leased Property" (herein so called) is comprised of the following:

             (a) All of that certain tract of land situated in Sonoma County, California, and described more particularly in Exhibit "A", together with all of Lessor's right, title and interest in all easements, privileges, hereditaments, rights-of-way, licenses, appurtenances and other rights and benefits belonging to Lessor running with, or in any way related to the land, including but not limited to all of Lessor's water rights (collectively, "Land").

             (b) All amenities situated on the Land associated with the golf course ("Golf Course").

             (c) All improvements situated on the Land, together with all replacements, modifications, alterations and additions thereto (collectively, "Improvements"). Improvements include, but are not limited to, (i) the maintenance facilities, landscaping, man-made lakes, irrigation system, water wells, buildings, tee boxes, greens, barns, cart and other storage facilities and other structures used in connection with the maintenance, operation or use of the Golf Facility, and (ii) all improvements constituting the club house, including the pro shop and the restaurant situated in the club house. The Land, together with the foregoing Golf Course and Improvements, is hereinafter referred to as the "Golf Facility."

             (d) All mechanical systems, fixtures, equipment and appliances comprising a part of or attached to or located upon the Improvements and the Golf Facility; maintenance equipment, repair parts and tools used in connection with the Improvements or the Golf Facility; site plans, surveys, plans and specifications, marketing materials and floor plans in Seller's possession which relate to the Golf Facility; pylons and other signs; all china, glassware, linens, silverware, uniforms, kitchen equipment, uniforms, and similar items, whether in use or held in reserve storage for future use, which are on hand as of the Commencement Date; tables, linens, televisions, clocks, drapes and other furniture and furnishings; art work, paintings, posters and other graphics; keys, stoves, refrigerators, ice makers, telephones, switchboards, communications equipment, telex and fax machines, computers, and other machinery or appliances; golf carts and other motor vehicles; and all replacements, modifications, alterations and additions to any and all of the foregoing.

             (e) all oral or written agreements or leases pursuant to which any portion of the Land or Golf Facility is used or occupied by anyone other than Lessor.

         2.2 Assignment and Assumption of Contracts; Initial Transaction.

             (a) Effective upon the Commencement Date, Lessor hereby transfers and assigns to Lessee, and Lessee assumes and covenants to perform all of Lessor's obligations under, the following agreements and contracts to which the Leased Property remains subject on the Commencement Date (the "Assigned Agreements"):

                   (i) Seller's interest in all contract rights related to the Golf Facility, including Seller's interest in the following: maintenance, construction, commission, architectural, parking, supply or service contracts, trade agreements, warranties, guarantees and bonds and other agreements related to the Improvements, personal property or bookings that will remain in existence after the Commencement Date;

                   (ii) All licenses and permits (to the extent assignable) used in or relating to the ownership, occupancy or operation of any part of the Golf Facility; and

                   (iii) Any developer's, declarant's, or owner's interests under any operating agreements or reciprocal easement agreements or other similar agreements affecting and/or benefiting the Golf Facility.

         This Lease is executed by Lessor and accepted by Lessee on the understanding that Lessee will and does hereby assume and agree to perform all of Lessor's obligations under all the Assigned Agreements.

             (b) As between Lessor and Lessee, Lessor shall be entitled to all income and shall be responsible for the payment or settlement of all expenses of the Leased Property accruing prior to the Commencement Date. Lessee shall act as Lessor's agent for the collection of all such income and shall remit the same to Lessor promptly upon Lessee's receipt thereof. Lessee shall notify Lessor of all such expenses and shall act as Lessor's payment agent for such expenses using funds provided by Lessor from time to time.

         2.3 License of Intellectual Property Rights.

             (a) Lessor grants to Lessee a non-exclusive license to use (and to allow Wine Country Hotel, LLC to use) during the Term and only in connection with the operation of the Golf Facility all trade names or trademarks used in connection with the Leased Property, including without limitation, the trade name "Sonoma Golf Club" (collectively, the "Marks"), including any statutory and common law rights related thereto. Lessee agrees that the quality of the services furnished in connection with Lessee's use of the Marks shall be of a first class nature. When using the Marks, Lessee shall comply with all applicable laws pertaining to servicemarks and trademarks, including marking requirements. Lessor shall have the right, at all reasonable times, to inspect the premises of Lessee and all goods, literature, brochures, signs, advertising materials and other items used by Lessee bearing the Marks, to determine compliance of use of the Marks as provided for herein. Lessee acknowledges Lessor's right, title and interest in and to the Marks and any registrations that have issued or may issue thereon, and Lessee agrees that it will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest. In connection with the use of the Marks, Lessee shall not in any manner represent that it has any ownership in the Marks or registrations thereof, and Lessee acknowledges that any use of the Marks, including all goodwill associated therewith, shall inure solely to the benefit of Lessor. Upon the expiration or earlier termination of this Lease, Lessee will cease and desist from all use of the Marks in any way, and it will deliver to Lessor, or its duly authorized representatives, all items upon which the Marks appear. Lessee will not at any time adopt or use without Lessor's prior written consent, any word, logo or mark which is likely to be similar to or confusing with the Marks. Lessee acknowledges and agrees that Lessor is retaining the right to use the Marks in connection with its marketing, literature, brochures, signs, and advertising materials for the Leased Property; provided, however, Lessor shall not license any Mark to any third party without Lessee's written consent, which consent may be reasonably withheld.

             (b) Lessor and Lessee acknowledge that Lessee intends to change the name under which the Leased Property is operated to "Sonoma Mission Inn Golf and Country Club" (the "New Name"). Lessee agrees that Lessor shall own all rights, title and interests in and to the New Name subject to the license thereof provided for in this Section 2.3. Lessor agrees that at such time that the name under which the Leased Property is operated is changed to the New Name, the New Name shall be a Mark for all purposes hereunder, including without limitation the non-exclusive license granted by Lessor to Lessee to use such Mark during the Term and only in connection with the operation of the Golf Facility.


                                   ARTICLE III

         Term. The term ("Term") of this Lease shall commence on the effective date of execution of this Lease (the "Commencement Date") and shall end on October 31, 2008, unless sooner terminated in accordance with the provisions hereof.


                                   ARTICLE IV

         So long as this Lease remains in force and effect, Lessee promises to pay to Lessor, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, in immediately available funds, rents, in the manner, at the time, and in the amounts specified below:

         4.1 Base Rent. The base rent (the "Base Rent") payable during the Term of this Lease shall be as follows:

         Lease                  Annual                      Base Rent
         Year                   Base Rent                   Calculated Monthly
         ----                   ---------                   ------------------
         1                      $1,500,000                  $125,000
         2                      $2,000,000                  $166,667
         3-4                    $2,500,000                  $208,333
         5-6                    $2,600,000                  $216,667
         7-8                    $2,700,000                  $225,000
         9-10                   $2,800,000                  $233,333

Base Rent shall be payable in equal monthly installments in arrears with the first monthly installment due and payable on or before the last day of November, 1998, and a monthly installment to be due and payable on the last day of each and every month thereafter (with a final payment due thirty (30) days after the expiration of the Term of this Lease). Base Rent for any period during the Term of this Lease which is less than one (1) month shall be a pro-rata portion of the applicable monthly installment. As used in this Lease, a "Lease Year" is the twelve (12) months beginning on January 1 and ending the following December 31 (or upon the earlier expiration or termination of the Lease), except the first Lease Year (i.e., Lease Year 1) shall include the period from the Commencement Date of this Lease through December 31, 1999, with the Base Rent for the period prior to January 1, 1999 being $125,000.00 per month.

         4.2 Percentage Rent.

             (a) Pursuant to the terms and conditions of this Section 4.2, Lessee shall also pay Lessor Percentage Rent for each Lease Year. The term "Percentage Rent," as used herein, shall mean and be determined by multiplying
(i) the amount, if any, by which the aggregate amount of Gross Receipts (hereafter defined) for the calendar month to which such Percentage Rent is attributable exceeds the Gross Receipts Floor (hereafter defined) for the applicable month by (ii) seventy-five percent (75%).

             (b) Percentage Rent shall be paid to Lessor by Lessee on a quarterly basis on the last day of the month immediately following the end of any quarter with the first such quarterly installment being due and payable on or before the last day of January, 1999. The final payment of Percentage Rent for October, 2008 shall be due and payable on November 30, 2008.

             (c) (i) The term "Gross Receipts Floor" shall mean the amount set forth opposite the applicable Lease Year in the table below, divided by 12:


                  Lease              Annual Gross
                  Year               Receipts Floor
                  ----               --------------
                  1                  $4,200,000.00
                  2                  $4,860,000.00
                  3                  $5,520,000.00
                  4                  $5,643,000.00
                  5                  $5,766,000.00
                  6                  $5,889,000.00
                  7                  $6,012,000.00
                  8                  $6,135,000.00
                  9                  $6,258,000.00
                  10                 $6,381,000.00

                   (ii) The term "Gross Receipts" shall mean during any period all gross revenues and gross income of any kind derived by Lessee from operating the Golf Facility and all departments and parts thereof, including, without limitation, gross income from both cash and credit transactions; golf course fees (including golf cart and driving range fees), gross income from the rental of meeting, banquet or conference rooms; gross income from rental of stores, offices or sales of space of every kind; license, lease and concession fees and rentals (not including gross receipts of licensees, lessees and concessionaires and rebates to guests); vending machines, telephones, membership fees and dues; food and beverage sales; wholesale and retail sales of merchandise; fees from personal and sports services, fees for professional consultations, and gross proceeds, if any, from business interruption or other loss of income insurance; provided however, the foregoing shall not include gross revenues or gross income derived by Lessee from (i) the sublease or rental by Lessee of the existing multi-unit structure located on the east side of the club house on the Land (the "Residential Structure") to a full-time employee of Lessee, or to an independent contractor engaged by Lessee to perform services at the Leased Property, for the personal use and occupancy thereof by such employee or independent contractor during his or her term of employment or engagement by Lessee ("Employee Housing"), and (ii) charitable golf tournaments and professional consultations conducted at the Golf Facility which tournaments and consultations are approved by Lessor. There shall be excluded in determining Gross Receipts for any period any sales or other excise taxes required by law to be collected from customers of the Golf Facility and remitted to the appropriate taxing authorities.

             (d) Lessee shall submit to Lessor by the last day of each month a written statement signed and certified by Lessee to be correct, showing Gross Receipts during the preceding month. Lessee shall submit to Lessor by the sixtieth (60th) day after the end of each Lease Year a written statement signed and certified by Lessee to be correct, showing Gross Receipts during the preceding Lease Year and the calculation of Percentage Rent for such Lease Year (the "Annual Gross Receipts Report"). In addition, within ninety (90) days after the end of each Lease Year, Lessee shall provide to Lessor, at Lessee's expense, a Statement of Gross Receipts for the preceding Lease Year (the "Annual Audited Gross Receipts Statement") prepared in accordance with generally accepted accounting principles and audited by a nationally recognized public accounting firm of independent certified public accountants approved by Lessor. Lessee's monthly and annual written statement of Gross Receipts shall contain such detail and breakdown as Lessor may reasonably require. If, after notice from Lessor and the expiration of the cure period provided for herein, Lessee fails to submit the aforesaid report and statement to Lessor when due, Lessor, in addition to any other remedies Lessor has, shall have the right to retain a certified public accountant, at Lessee's sole expense, to prepare such statements and to perform all inspections and audits related thereto. In the event the Annual Audited Gross Receipts Statement discloses that the actual Percentage Rent exceeds the payments of Percentage Rent to Lessor with respect to such Lease Year, Lessee shall within fifteen (15) days of notice from Lessor remit the difference to Lessor. In the event the payments of Percentage Rent paid to Lessor with respect to a calendar year exceed the actual Percentage Rent based upon the Annual Audited Gross Receipts Statement, Lessor shall within fifteen (15) days of notice from Lessee remit the difference to Lessee. The adjustments set forth in the preceding two grammatical sentences shall be subject to any further adjustments that may be made pursuant to the provisions of Section 4.2(f) below. Notwithstanding anything in this Lease to the contrary, the following amounts are shall be called "Guaranteed Percentage Rent" and shall not be subject to adjustment under this Section 4.2(d): (i) fifty percent (50%) of the Percentage Rent payable with respect to the first quarter of any Lease Year; (ii) sixty percent (60%) of the Percentage Rent payable with respect to the second quarter of any Lease Year; (iii) eighty percent (80%) of the Percentage Rent payable with respect to the third quarter of any Lease Year; and (iv) one hundred percent (100%) of the Percentage Rent payable with respect to the fourth quarter of any Lease Year.

             (e) Lessee shall maintain in a manner and form satisfactory to Lessor, during the Term of this Lease, and for a period of three (3) consecutive years thereafter, complete and accurate general books of account, which shall reflect Gross Receipts, and which shall include, if used by Lessee, without limitation, original invoices, sales records, sales slips, sales checks, sales reports, cash register tapes, records of bank deposits, inventory records prepared as of the close of the Lessee's accounting period, sales and occupation tax returns and all other original records and other pertinent papers which will enable Lessor to determine the Gross Receipts derived by Lessee during the Term of this Lease. Such records for the three (3) most recent years shall be maintained at the Leased Property or Lessee's corporate headquarters.

             (f) The acceptance by Lessor of the payments of Percentage Rent (pursuant to paragraph (c) above) or any additional payment of Percentage Rent (pursuant to paragraph (f) above) shall not prejudice Lessor's right to an examination of Lessee's records of Gross Receipts for any period for which Lessee is required to maintain records to verify Gross Receipts. Lessor shall have the right to examine Lessee's records during all regular business hours upon reasonable prior notice. Lessee, upon reasonable prior notice, shall make available to Lessor for examination any other records required to be maintained hereunder. If the audit of the books and records by Lessor (the "Lessor's Gross Receipts Audit") discloses that Gross Receipts were underreported by Lessee for any period covered by such Audit, Lessee shall promptly pay to Lessor, the cost of the Lessor's Gross Revenues Audit, as Additional Rent, in addition to any deficiency in Percentage Rent that may be due. If the Lessor's Gross Receipts Audit discloses that Gross Receipts were underreported by Lessee by five percent (5%) or more for such period, Lessor shall have the option, exercisable within sixty (60) days of its discovery of the discrepancy, to consider such event as an Event of Default. The provisions of this Section shall survive the expiration of the Term or the earlier termination of this Lease for a period of one (1) year thereafter.

         4.3 Additional Charges. In addition to the Base Rent and the Percentage Rent, (a) Lessee also will pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions (as defined hereinbelow) that Lessee assumes or agrees to pay under this Lease, and (b) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (a) of this Section 4.3, Lessee also will promptly pay and discharge every fine, penalty, interest and cost that may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) of this Section 4.3 being additional rent hereunder and being referred to herein collectively as the "Additional Charges") and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges as are available in the case of non-payment of the Base Rent or the Percentage Rent. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due and Lessor shall pay same from monies received from Lessee.

         4.4 Net Lease Provisions. The rent shall be paid absolutely net to Lessor so that this Lease shall yield to Lessor the full amount of the installments of Base Rent, Percentage Rent, and all Additional Charges throughout the Term of this Lease, all as more fully set forth in Article IV but subject to any other provisions of this Lease that expressly provide for adjustment or abatement of rent or other charges or expressly provide that certain expenses or maintenance shall be paid or performed by Lessor.

         4.5 Place and Manner of Payment. Subject to the further provisions hereof, the rent hereunder shall be payable to Lessor at the original or changed address of Lessor set forth in Article XXIX hereof or to such other address or to such other person at such address as Lessor may designate from time to time in writing.

         4.6 Late Charge. If Lessee fails to pay any regular monthly installment of Base Rent, Percentage Rent, or any Additional Charges within fifteen (15) days after Lessor has notified Lessee in writing that such installment or charge is overdue, then in addition to the past due amount Lessee shall pay to Lessor a late charge of five percent (5%) of the installment or amount due in order to compensate Lessor for the extra administrative expenses incurred.


                                    ARTICLE V

         Quiet Enjoyment. Lessor has full right to make this Lease and, subject to the terms and provisions of this Lease, Lessee shall have quiet and peaceable enjoyment of the Leased Property during the Term hereof. Except as otherwise specifically provided in this Lease, Lessee, to the maximum extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the written consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of the rent, or setoff against the rent, nor shall the obligations of Lessee be otherwise affected by reason of (a) any damage to or destruction of the Leased Property or any portion thereof from whatever cause, (b) the lawful or unlawful prohibition of, or restriction upon Lessee's use of the Leased Property, or any portion thereof, or the interference with such use by any person, corporation, partnership or other entity or by reason of eviction by paramount title, (c) any claim which Lessee has or might have against Lessor by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties, (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee of or transferee of Lessor, or (e) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (i) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (ii) entitle Lessee to any abatement, reduction, suspension or deferment of the rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessee hereunder shall be separate and independent covenants and agreements and the rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless all the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.


                                   ARTICLE VI

         6.1 Payment of Impositions. Subject to Article XII relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions (as defined hereinbelow) before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing or other authorities where feasible, and will promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. If any such Imposition may, at the option of the obligor, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments during the Term hereof (subject to Lessee's right of contest pursuant to the provisions of Article XII) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. If any refund shall be due in respect of any Imposition paid by Lessee, the same shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. If an Event of Default shall have occurred and be continuing, any such refund shall be paid over to or retained by Lessor. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in Article XVI. Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports.

         6.2 Notice of Impositions. Lessor shall give prompt notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor at any time has knowledge, provided that Lessor's failure to give any such notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions, but such failure shall obviate any default hereunder for a reasonable time after Lessee receives notice of any Imposition which it is obligated to pay.

         6.3 Adjustment of Imposition. Impositions imposed in respect of the tax-fiscal period during which the Term of this Lease terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination, and Lessee's obligation to pay its prorated share thereof after termination shall survive such termination.

         6.4 Utility Charges. Lessee will be solely responsible for obtaining and maintaining utility services to the Leased Property and will pay or cause to be paid all charges for electricity, gas, oil, water, sewer and other utilities used in the Leased Property during the Term of this Lease.

         6.5 Insurance Premiums. Lessee will pay or cause to be paid all premiums for the insurance coverages required to be maintained by it under
Article XIII.

         6.6 Definition of Impositions. The term "Impositions," as used herein, means, collectively, all taxes (including, without limitation, all ad valorem, personal property, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Lessee or its business conducted upon the Leased Property), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the Commencement Date and whether or not to be completed within the Term and also any assessments imposed on the Leased Property by any property owners' association, condominium association or other such private association, or otherwise as a result of private deed restrictions affecting the Leased Property), ground rents, water, sewer or other rents and charges, excises, tax inspection, authorization and similar fees and all other such charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted thereon by Lessee (including all interest and penalties thereon caused by any failure in payment by Lessee), which at any time prior to, during or with respect to the Term hereof may be assessed or imposed on the Leased Property, or any part thereof or any rent therefrom or any estate, right, title or interests therein, or any occupancy, operation, use or possession of, or sales from, or activity conducted on or in connection with the Leased Property, or the leasing or use of the Leased Property or any part thereof by Lessee. Nothing contained in this definition of Impositions shall be construed to require Lessee to pay (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other person, or (2) any net revenue tax of Lessor or any other person, or (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property or the proceeds thereof, or (4) any single business, gross receipts (other than tax on any rent received by Lessor from Lessee), transaction, privilege or similar taxes as the same relate to or are imposed upon Lessor, except to the extent that any tax, assessment, tax levy or charge that Lessee is obligated to pay pursuant to the first sentence of the definition and that is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof.

                                   ARTICLE VII

         7.1 Condition of the Leased Property. Lessee acknowledges receipt and delivery of possession of the Leased Property. Lessee has examined and otherwise has knowledge of the condition of the Leased Property and has found the same to be satisfactory for its purposes hereunder. Lessee is leasing the Leased Property "as is" in its present condition. Lessee waives any claim or action against Lessor in respect of the condition of or claims against the Leased Property. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY, OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO IT. Provided, however, to the extent permitted by law, Lessor hereby assigns to Lessee all of Lessor's rights to proceed against any predecessor-in-title, contractor, subcontractor or supplier for breaches of warranties or representations or for latent defects in the Leased Property. Lessor shall fully cooperate with Lessee in the prosecution of any such claim, in Lessor's or Lessee's name, all at Lessee's sole cost and expense. Lessee hereby agrees to indemnify, defend and hold harmless Lessor from and against any claims, obligation and liabilities against or incurred by Lessor in connection with such cooperation.

         7.2 Use of the Leased Property.

             (a) Lessee covenants that it will proceed with all due diligence and will exercise its best efforts to obtain and to maintain all approvals needed to use and operate the Leased Property in the manner required under this Lease and under applicable local, state and federal law.

             (b) Lessee shall use or cause to be used the Leased Property only for its current uses as a golf course, pro-shop, restaurant and meeting facility available for use by the public and for such other uses as may be necessary or incidental to such use or such other use as otherwise approved by Lessor (the "Primary Intended Use"). Primary Intended Use does not include the use of the Leased Property for Private Club Purposes (hereafter defined) or for Residential Purposes (hereafter defined). Lessee shall not use the Leased Property or any portion thereof for any use other than the Primary Intended Use, without the prior written consent of Lessor, which consent may be granted, denied or conditioned in Lessor's sole discretion. Lessee shall not change any names under which the Leased Property is operated, without the prior written consent of Lessor, which consent may be granted, denied or conditioned in Lessor's sole discretion; provided, however, Lessor hereby consents to a change in the name by Lessee under which the Leased Property is operated to "Sonoma Mission Inn Golf and Country Club." Without limitation of the preceding sentence, Lessor may condition its approval of any use of the Leased Property upon one or more amendments to the terms of this Lease, including but not limited to financial terms. No use shall be made or permitted to be made of the Leased Property, and no acts shall be done, which will cause the cancellation or increase the premium of any insurance policy covering the Leased Property or any part thereof (unless another adequate policy satisfactory to Lessor is available and Lessee pays any premium increase), nor shall Lessee sell or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or fire underwriter's regulations. Lessee shall, at its sole cost, comply with all of the requirements pertaining to the Leased Property of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property. "Private Club Purposes" means the operation of the Leased Property subject to any restrictions upon its usage (in whole or in part) by Members only. "Members" means any person or entity who is entitled to rights or privileges in connection with the use of Leased Property which are more than the rights of the public generally and which are created by the payment of any consideration for the rights or privileges which is not tied to the actual usage such as dues, initiation fees, time share payment or similar payments. "Residential Purposes" means any use of any part of the Leased Property as a single or multi-family residence, hotel, motel, bed-and- breakfast facility or any similar residential or lodging facility; provided, however, Residential Purposes shall not include the sublease or rental by Lessee of the Residential Structure for Employee Housing.

             (c) Subject to the provisions of Articles XIV, XV, and XXI, Lessee covenants and agrees that during the Term of this Lease it will (1) operate continuously the Leased Property in accordance with the Primary Intended Use,
(2) keep in full force and effect and comply with all the provisions of all agreements assigned to Lessee as part of the Leased Property, (3) not terminate or amend any agreements constituting part of the Leased Property without the consent of Lessor, and (4) maintain appropriate certifications and licenses for such use.

             (d) Lessee shall not commit or suffer to be committed any waste on the Leased Property (normal wear and tear excepted), nor shall Lessee cause or permit any nuisance thereon.

             (e) Lessee shall neither suffer nor permit the Leased Property or any portion thereof to be used in such a manner as (1) might reasonably tend to impair Lessor's (or Lessee's, as the case may be) title thereto or to any portion thereof, or (2) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof, except as necessary in the ordinary and prudent operation of the Golf Facility on the Leased Property.

         7.3 Lessor to Grant Easements, Etc. Lessor will, from time to time, so long as no Event of Default has occurred and is continuing, at the request of Lessee and, unless otherwise agreed, at Lessee's cost and expense (but subject to the approval of Lessor), (a) grant easements and other rights in the nature of easements with respect to the Leased Property to third parties, (b) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property, (c) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes, (d) execute petitions to have the Leased Property annexed to any municipal corporation or utility district, (e) execute amendments to any covenants and restrictions affecting the Leased Property and
(f) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications, transfers, petitions and amendments (to the extent of its interests in the Leased Property), but only upon delivery to Lessor of a certificate from Lessee stating that such grant, release, dedication, transfer, petition or amendment is not detrimental to the proper conduct of the business of Lessee on the Leased Property and does not materially reduce the value of the Leased Property. Lessor agrees to evaluate each request made by Lessee under this Section 7.3 and thereby consider the extent to which the requested action or event benefits Lessor, Lessee and the Leased Property, respectively. In the event Lessor determines that the requested action or event benefits Lessor and is otherwise in the long-term best interests of the Leased Property, Lessor agrees to attempt to reach a mutually acceptable agreement with Lessee as to any contribution by Lessor toward all or a portion of the costs and expenses to be incurred in effectuating the requested action or event, taking into account the relative benefits to Lessor and Lessee.

         7.4 Operating Supplies. On the Commencement Date, all Operating Supplies (as defined below) shall be transferred from Lessor to Lessee so that they accompany the Leased Property. During the Term of this Lease, Lessee, at its sole cost and expense, shall furnish and maintain at the Leased Property all Operating Supplies necessary or desirable for the operation of the Leased Property in accordance with the provisions of this Lease. Lessee, at its sole cost and expense, shall maintain and replace the Operating Supplies so that upon the expiration or early termination of this Lease, Lessee shall deliver to Lessor the same quantity of Operating Supplies that existed on the Commencement Date as reflected by the Supplies Inventory on Exhibit "B" attached hereto. Upon the termination of this Lease, the Operating Supplies shall be transferred from Lessee to Lessor so that they accompany the Leased Property. The term "Operating Supplies," as used herein, shall mean all food, beverages (other than alcoholic beverages) and other consumable items used in the operation of the Golf Facility such as fuel, engineering, maintenance and housekeeping supplies, soap, cleaning materials, matches, stationery and printing, brochures, literature, folios and all other similar items, together with all substitutions and replacements thereon.

         7.5 Additional Capital. During the Term of the Lease, upon the request of Lessee, Lessor shall expend up to a total of two million dollars ($2,000,000.00) (the "Additional Capital") for the acquisition of capital improvements or capital assets for the Golf Facility ("Additional Capital Purchases"), provided Lessor approves the Additional Capital Purchases, which approval by Lessor shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, (i) Lessor shall not be required to approve or otherwise fund Additional Capital for Additional Capital Purchases during the first Lease Year in excess of one million dollars ($1,000,000.00); and (ii) of the Additional Capital, a minimum of six hundred thousand dollars ($600,000.00) in Additional Capital Purchases must be utilized during the first twelve (12) months following the Commencement Date for repairs and improvements to the golf course located on the Leased Property. By written notice to Lessor, Lessee shall request that Lessor make an Additional Capital

Purchase for the Golf Facility. Such request shall describe in detail the requested Additional Capital Purchase, including without limitation, amount, use of funds and payee(s). In the event Lessor rejects any request by Lessee for an Additional Capital Purchase, Lessor shall so advise Lessee in writing and shall include the reason(s) for such rejection.

         7.6 FF&E. Subject to the rights of a first lienholder of the Leased Property, Lessor shall establish and maintain a reserve account (the "FFE Reserve") to satisfy the reserve requirements, if any, which Lessor determines for replacement of FFE (hereafter defined). Lessor shall not be obligated to deposit any funds into the FFE Reserve until November 1, 2000. Beginning November 1, 2000 and continuing for Lease Years three (3) through ten (10) of the Term, Lessor shall deposit into the FFE Reserve an amount equal to three percent (3%) of Gross Receipts, which amount shall be deposited by Lessor into the FFE Reserve within fifteen (15) days following the end of each calendar month. If at any time during the Term of the Lease, any item of FFE requires replacement, upon a written request therefor from Lessee and approval of such expenditures by Lessor (which approval shall not be unreasonably withheld or delayed) if such amounts were not included in the Annual Budget (defined in
Article XXXIII), Lessor shall promptly advance sufficient funds from the FFE Reserve to enable Lessee to purchase the required replacements. Lessee shall make no expenditure for replacement of FFE in excess of the amounts in the FFE Reserve without first obtaining the approval of Lessor, which approval shall not be unreasonably withheld or delayed. Any additions to or replacements of furniture, fixtures, and equipment located at the Leased Property shall become part of the FFE, which is owned by Lessor. Throughout the Term of this Lease, Lessee shall, at its sole cost and expense, cause all of the items of FFE to be in proper working order and in good condition (ordinary wear and tear excepted). The term "FFE" shall mean all vehicles, furniture and furnishings, restaurant, meeting center and golf course equipment (including office equipment and property management equipment as necessary) and any other items deemed necessary or advisable by Lessor to operate and maintain the Golf Facility.

         7.7 Lessee's Obligation to Manage. At all times during the Term hereof, Lessee shall be responsible for the management and operation of the Leased Property, and in no event shall Lessor have any obligation with respect to the management or operation of the Leased Property.

         7.8 Working Capital. On the Commencement Date, Lessor shall transfer to Lessee cash and funds deposited in banks ("Cash") in the amount set forth on a Statement of Working Capital (the "Statement") to be initialed by Lessor and Lessee and appended to this Lease as Exhibit "B" subsequent to the execution of this Lease. The Statement shall show the items of working capital ("Working Capital") pertaining to the Leased Property. Upon the expiration or early termination of this Lease, Lessee shall pay over to Lessor the same amount of Cash that existed on the Commencement Date. Upon the expiration or early termination of this Lease, Lessee shall return to Lessor the same amount of Working Capital that existed on the Commencement Date after taking into account the Cash paid by Lessee to Lessor pursuant to this Section 7.8.

         7.9 Use of Facilities by Lessor. Lessee covenants and agrees that Lessor shall have the right to use meeting rooms, facilities, and services at the Leased Property on a space available basis, provided, however, Lessor shall be obligated to pay Lessee for Lessee's direct operating cost for such rooms and services.

         7.10 Guaranty. Crescent Operating, Inc. shall execute a guarantee in favor of Lessor of all obligations of Lessee hereunder.


                                  ARTICLE VIII

         8.1 Compliance with Legal and Insurance Requirements. Etc. Subject to
Article XII relating to permitted contests, Lessee, at its expense, will promptly (a) comply with all applicable legal requirements and insurance requirements in respect to the use, operation, maintenance, repair and restoration of the Leased Property, and (b) procure, maintain and comply with all appropriate licenses and other authorizations required for any use of the Leased Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

         8.2 Legal Requirement Covenants. Lessee covenants and agrees that the Leased Property shall not be used for any unlawful purpose, and that Lessee shall not permit or suffer to exist any unlawful use of the Leased Property by others. Lessee shall acquire and maintain all appropriate licenses, certifications, permits and other authorizations and approvals needed to operate the Leased Property in its customary manner for the Primary Intended Use, and any other lawful use conducted on the Leased Property as may be permitted from time to time hereunder. Lessee further covenants and agrees that Lessee's use of the Leased Property and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all legal requirements, unless the same are finally determined by a court of competent jurisdiction to be unlawful (and Lessee shall cause all sub-tenants, invitees or others to so comply with all legal requirements). Lessee may, however, upon prior notice to Lessor, contest the legality or applicability of any such legal requirement or any licensure or certification decision if Lessee maintains such action in good faith, with due diligence, without prejudice to Lessor's rights hereunder, and at Lessee's sole expense. If by the terms of any such legal requirement compliance therewith pending the prosecution of any such proceeding may legally be delayed without the incurrence of any lien, charge or liability of any kind against the Leased Property or Lessee's leasehold interest therein and without subjecting Lessee or Lessor to any liability, civil or criminal, for failure so to comply therewith, Lessee may delay compliance therewith until the final determination of such proceeding. If any lien, charge or civil or criminal liability would be incurred by reason of any such delay, Lessee, on the prior written consent of Lessor, which consent shall not be unreasonably withheld, may nonetheless contest as aforesaid and delay as aforesaid provided that such delay would not subject Lessor to criminal liability and Lessee both

(a) furnishes to Lessor security reasonably satisfactory to Lessor against any loss or injury by reason of such contest or delay and (b) prosecutes the contest with due diligence and in good faith.

         8.3 Environmental Matters and Indemnities. Lessee must, at its sole cost and expense, keep and maintain the Leased Property in compliance with, and must not cause the Leased Property to be in violation of, any federal, state, and local laws, regulations, rules, and orders including without limitation those relating to zoning, health, safety, noise, environmental protection, water quality, air quality, or the generation, processing, storage, or disposal of any Hazardous Materials (hereafter defined) excluding any conditions existing on or prior to the Commencement Date of this Lease or violations caused by Lessor. Moreover, Lessee will not intentionally cause or permit the storage, use, disposal, manufacture, discharge, leakage, spillage or emission of any Hazardous Materials on, in, or about the Leased Property. Lessee must immediately notify Lessor in writing of its actual knowledge of (a) any enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in connection with the Leased Property and any Hazardous Materials; or (b) any claim made or threatened by any third party against Lessee or the Leased Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials that could cause all or any portion of the Leased Property to be subject to any restrictions on the ownership, occupancy, transferability or use of the Leased Property under Hazardous Materials Law (as hereinafter defined). Notwithstanding the foregoing, Lessee is not required by Lessor to remove any Hazardous Materials located on, in, under or about the Leased Premises on or prior to the Commencement Date of this Lease. Without Lessor's prior written consent, which consent must not be unreasonably withheld or delayed, Lessee will not take any remedial action in response to the presence of any Hazardous Materials on, in, or under or about the Leased Property, nor enter into any settlement agreement, consent decree or other compromise in respect to any Hazardous Materials except as may be necessary to comply with all laws, rules, regulations or orders of any applicable governmental authorities.

         Lessee indemnifies and holds Lessor, its employees, agents, officers and directors, harmless from and against any claim, action, suit, proceeding, loss, cost, damage, liability, deficiency, fine, penalty, punitive damage or expense, including, without limitation, attorneys' and consultant fees (collectively, the "Claims"), directly or indirectly resulting from, arising out of, or based upon (a) the presence, release, use, manufacture, generation, discharge, storage or disposal by Lessee (or its sublessee, contractors, licensees, concessionaires, guests, invitees, employees, agents or representatives) of any Hazardous Material on, under, in or about, or the transportation of any such materials to or from the Leased Property occurring after the Commencement Date, or (b) the violation, or alleged violation by Lessee (or its sublessee, contractors, licensees, concessionaires, guests, invitees, employees, agents or representatives) of any Hazardous Materials Law affecting the Leased Property, or the transportation by Lessee (or its sublessees, contractors, licensees, concessionaires, guests, invitees, employees, agents or representatives) of Hazardous Materials to or from the Leased Property, save and except to the extent such Claims result directly or indirectly from, arise out of, or are based upon violations, alleged violations or transportation of Hazardous Materials that occurred on or prior to the Commencement Date of this Lease, or were not caused by Lessee (or its sublessees, contractors, licensees, concessionaires, guests, invitees, employees, agents or representatives).

         "Hazardous Materials Law", for purposes of this Lease, means any federal, state, or local law, ordinance or regulation or any court judgment applicable to Lessee or to the Leased Property relating to industrial hygiene or to environmental conditions including, but not limited to, those relating to the release, emission or discharge of Hazardous Materials, those in connection with the construction, fuel supply, power generation and transmission, waste disposal or any other operations or processes relating to the Leased Property. "Hazardous Materials Law" includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act, the Resources Conservation and Recovery Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, and any amendments to these laws or enactments of other laws occurring after the Commencement Date.

         "Hazardous Materials," for purposes of this Lease, includes flammable explosives, radioactive materials, polychlorinated biphenyls, asbestos in any form which is or could become friable, hazardous wastes, toxic substances or other related material whether in the form of a chemical, element, compound, solution, mixture or otherwise including, but not limited to, those materials defined as "hazardous substances," "hazardous materials," "toxic substances," "air pollutants," "toxic pollutants," "hazardous wastes," "extremely hazardous wastes" or "restricted hazardous wastes" by Hazardous Materials Law, other than common cleaning compounds, solvents and other materials incidental to the use and operation of the Leased Property and in compliance with Hazardous Materials Law.


                                   ARTICLE IX

         9.1 Maintenance and Repair.

             (a) Lessee, at its sole expense (subject to Lessor's t obligation to fund the Additional Capital in accordance with Section 7.5), will keep the Leased Property in good order and repair, except for ordinary wear and tear (whether or not the need for such repairs occurred as a result of Lessee's use, any prior use, the elements or the age of the Leased Property, or any portion thereof), and, except as otherwise provided in Article XIV or Article XV, with reasonable promptness, make all necessary and appropriate repairs and replacements of every kind and nature, whether interior or exterior, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing on or prior to the commencement of the Term of this Lease (concealed or otherwise), or required by any governmental agency having jurisdiction over the Leased Property. Lessee, however, shall be permitted to prosecute claims against Lessor's predecessors-in-title, contractors, subcontractors and suppliers for breach of any representation or warranty or for any latent defects in the Leased Property to be maintained by Lessee unless

Lessor is already diligently pursuing such a claim. All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action, the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for its Primary Intended Use.

             (b) Notwithstanding Lessee's obligations under Section 9.1(a) hereinabove, in the event that (i) repairs and/or replacements of the Leased Property become necessary in order to maintain the Golf Facility in the same quality and condition as it currently exists, (ii) such repairs and/or replacements are under generally accepted accounting principles considered to be capital in nature, (iii) the funds then available to Lessee in the FFE Reserve or at the Leased Property, either in the form of reserves, insurance proceeds, or other income generated by the Leased Property and available to Lessee are insufficient to enable Lessee to pay the costs of making any such repairs and/or replacements and (iv) Lessor consents, which consent shall not be unreasonably withheld, to the repairs and/or replacements then Lessor shall be required to bear the cost of making such repairs and/or replacements. Except as set forth in the foregoing sentence, Lessor shall not under any circumstances be required to build or rebuild any improvements on the Leased Property, to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Leased Property in any way. Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted. Lessor shall have the right to give, record and post, as appropriate, notices of nonresponsibility under any mechanic's lien laws now or hereafter existing.

             (c) Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (1) constituting the request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (2) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis of any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property, or any portion thereof.

             (d) Lessee will, upon the expiration or prior termination of the Term of this Lease, vacate and surrender the Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased Property in good order and repair, as would a prudent owner, during the entire Term of the Lease), or damage by casualty or condemnation (subject to the obligations of Lessee to restore or repair as set forth in the Lease).

         9.2 Encroachments, Restrictions, Etc. If any of the improvements on the Leased Property, at any time, materially encroach upon any property, street or right-of-way adjacent to the Leased Property, or violate the agreements or conditions contained in any restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Lessor or at the behest of any person affected by any such encroachment, violation or impairment, Lessee shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee or (b) make such changes in the improvements on the Leased Property and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any such improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Property for the Primary Intended Use substantially in the manner and to the extent the Leased Property was operated prior to the assertion of such violation, impairment and encroachment. Any such alteration shall be made in conformity with the applicable requirements of
Article X. Lessee's obligations under this Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance held by Lessor. Notwithstanding anything to the contrary contained in this Section 9.2, so long as any encroachment, violation or impairment described above does not materially interfere with the operation of the Golf Facility, Lessor shall not require Lessee to remedy or otherwise address the same.


                                    ARTICLE X

         Alterations. Lessee shall have the right to make additions, modifications or improvements to the Leased Property from time to time as Lessee, in its discretion, may deem to be desirable for its permitted uses and purposes, provided that such action will not significantly alter the character or purposes or significantly detract from the value or operating efficiency thereof and will not significantly impair the revenue-producing capability of the Leased Property or adversely affect the ability of the Lessee to comply with the provisions of this Lease. The cost of such additions, modifications or improvements to the Leased Property shall be paid by Lessee, and all such additions, modifications or improvements shall, without payment by Lessor at any time, be included under the terms of this Lease and upon expiration or earlier termination of this Lease shall pass to and become the property of Lessor. In no event shall any alterations, additions or other improvements made by Lessee be removed from the Leased Property unless request is made by Lessor to Lessee to remove such alterations, additions and other improvements which were made without Lessor's approval where such approval was required under this Lease.


                                   ARTICLE XI

         Liens. Subject to the provision of Article XII relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the rent payable hereunder, not including, however, (a) this Lease, (b) the matters, if any, included as exceptions in the title policy insuring Lessor's interest in the Leased Property to be issued on or about the Commencement Date, (c) restrictions, liens and other encumbrances which are consented to in writing by Lessor or any easements granted pursuant to the provisions of Section 7.3 of this Lease, (d) liens for those taxes upon Lessor which Lessee is not required to pay hereunder, (e) subleases permitted by
Article XXI hereof, (f) liens for Impositions or for sums resulting from noncompliance with legal requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Article XII, (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due provided that: (1) the payment of such sums shall not be postponed under any related contract for more than sixty (60) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor, or (2) any such liens are in the process of being contested as permitted by Article XII hereof, and (h) any liens which are the responsibility of Lessor pursuant to the provisions of
Article XXXI of this Lease.


                                   ARTICLE XII

         Permitted Contests. Lessee shall have the right to contest the amount or validity of any Imposition to be paid by Lessee or any legal requirement or insurance requirement or any lien, attachment, levy, encumbrance, charge or claim ("Claims") not otherwise permitted by Article XI, by appropriate legal proceedings in good faith and with due diligence (but this shall not be deemed or construed in any way to relieve, modify or extend Lessee's covenants to pay or its covenants to cause to be paid any such charges at the time and in the manner as in this Article provided), on condition, however, that such legal proceedings shall not operate to relieve Lessee from its obligations hereunder and shall not cause the sale or risk the loss of the Leased Property, or any part thereof, or cause Lessor or Lessee to be in default under any mortgage, deed of trust or security deed encumbering the Leased Property or any interest therein. Upon the request of Lessor, Lessee shall either (a) provide a bond or other assurance reasonably satisfactory to Lessor that all Claims which may be assessed against the Leased Property together with interest and penalties, if any, thereon will be paid, or (b) deposit within the time otherwise required for payment with a bank or trust company as trustee upon terms reasonably satisfactory to Lessor, as security for the payment of such Claims, money in an amount sufficient to pay the same, together with interest and penalties in connection therewith, as to all Claims which may be assessed against or become a Claim on the Leased Property, or any part thereof, in said legal proceedings. Lessee shall furnish Lessor and any lender of Lessor with reasonable evidence of such deposit within five (5) days of the same. Lessor agrees to join in any such proceedings if the same be required to legally prosecute such contest of the validity of such Claims; provided, however, that Lessor shall not thereby be subjected to any liability for the payment of any costs or expenses in connection with any proceedings brought by Lessee; and Lessee covenants to indemnify and save harmless Lessor from any such costs or expenses. Lessee shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Lessee or paid by Lessor and for which Lessor has been fully reimbursed. In the event that Lessee fails to pay any Claims when due or to provide the security therefor as provided in this paragraph and to diligently prosecute any contest of the same, Lessor may, upon ten (10) days advance written notice to Lessee, pay such charges together with any interest and penalties and the same shall be repayable by Lessee to Lessor at the next rent payment date provided for in this Lease. Provided, however, that should Lessor reasonably determine that the giving of such notice would risk loss to the Leased Property or cause damage to Lessor, then Lessor shall give such notice as is practical under the circumstances. Lessor reserves the right to contest at its expense any of the Claims not pursued by Lessee. Lessor and Lessee agree to cooperate in coordinating the contest of any Claims.


                                  ARTICLE XIII

         13.1 General Insurance Requirements. During the Term, Lessee shall at all times keep the Leased Property insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to issue insurance in the State of California. The policies must name Lessor as an additional named insured or an additional insured, as the case may be. Losses shall be payable to Lessor or Lessee as provided in this Lease. Any loss adjustment shall require the written consent of Lessor and Lessee, each acting reasonably, promptly and in good faith. Evidence of insurance shall be deposited with Lessor. The policies on the Leased Property shall at all times satisfy the terms of any ground lease, mortgage and/or franchise agreement and shall include the following:

              (a) Personal property insurance on the "Special Form" (formerly "All Risk" form) in the full amount of the replacement cost thereof;

              (b) Loss of income insurance on an "All Risk" form, in the amount of one year of Base Rent and Percentage Rent (based on the last Lease Year of operation or, to the extent the Leased Property has not been operated for an entire 12-month Lease Year, based on prorated

Percentage Rent) for the benefit of Lessor, and business interruption insurance on an "All Risk" form in the amount of one year of Base Rent and Percentage Rent, for the benefit of Lessee;

              (c) Commercial general liability insurance, with contractual indemnity endorsement, with amounts not less than $1,000,000 combined single limit for each occurrence and $2,000,000 for the aggregate of all occurrences within each policy year, as well as excess liability (umbrella) insurance with limits of at least $50,000,000 per occurrence, covering each of the following: bodily injury, death, or property damage liability per occurrence, personal and advertising injury, products and completed operations, with respect to Lessee, and "all risk legal liability" (including liquor law or "dram shop" liability, if liquor or alcoholic beverages are served on the Leased Property) with respect to Lessor and Lessee;

              (d) Fidelity bonds or blanket crime policies with limits and deductibles as may be reasonably determined by Lessee and approved by Lessor (such approval not to be unreasonably withheld), covering Lessee's employees in job classifications normally bonded under prudent golf facility management practices in the United States or otherwise required by law;

              (e) Comprehensive form automobile liability insurance for owned, non-owned and hired vehicles, in the amount of $1,000,000;

              (f) Garagekeeper's legal liability insurance covering both comprehensive and collision-type losses with a limit of liability of $2,000,000 for any one occurrence, of which coverage in excess of $1,000,000 may be provided by way of an excess liability policy;

              (g) Innkeeper's legal liability insurance covering property of guests while on the Leased Property for which Lessor is legally responsible with a limit of not less than $5,000 in any one occurrence or $25,000 annual aggregate;

              (h) Employers liability insurance with limits of not less than $500,000 per occurrence;

              (i) Workers' compensation insurance to the extent necessary to protect Lessor, Lessee and the Leased Property against Lessee's worker's compensation claims to the extent required by applicable state laws; and

              (j) Insurance covering such other hazards (such as plate glass or other common risks) and in such amounts as may be (A) required by a holder of a lien on the Leased Property, or (B) customary for comparable properties in the area of the Leased Property and is available from insurance companies, insurance pools or other appropriate companies authorized to do business in the State of California at rates which are economically practicable in relation to the risks covered as may be reasonably determined by Lessor or Lessee.

         Lessee shall keep in force the foregoing insurance coverages at its expense.

         13.2 Waiver of Subrogation. All insurance policies carried by Lessor or Lessee covering the Leased Property including, without limitation, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same are obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so.

         13.3 Form Satisfactory, Etc. All of the policies of insurance referred to in this Article XIII shall be written in a form, with deductibles and by insurance companies reasonably satisfactory to Lessor. Lessee shall pay all of the premiums therefor, and deliver such policies or certificates thereof to Lessor prior to their effective date (and, with respect to any renewal policy, thirty (30) days prior to the expiration of the existing policy), and in the event of the failure of Lessee either to effect such insurance as herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessor at the times required, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, and Lessee shall reimburse Lessor for any premium or premiums paid by Lessor for the coverages required under Section 13.1 upon written demand therefor, and Lessee's failure to repay the same within thirty (30) days after notice of such failure from Lessor shall constitute an Event of Default within the meaning of Section 16.1(b). Each insurer mentioned in this Article XIII shall agree, by endorsement to the policy or policies issued by it, or by independent instrument furnished to Lessor, that it will give to Lessor thirty (30) days written notice before the policy or policies in question shall be materially altered, allowed to expire or canceled.

         13.4 Increase in Limits. If either Lessor or Lessee at any time deems the limits of the personal injury or property damage under the comprehensive public liability insurance then carried to be either excessive or insufficient, Lessor or Lessee shall endeavor in good faith to agree on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Article.

         13.5 Reports On Insurance Claims. Lessee shall promptly investigate and make a complete and timely written report to the appropriate insurance company as to all accidents, all claims for damage relating to the ownership, operation, and maintenance of the Golf Facility, and any damage or destruction to the Golf Facility and the estimated cost of repair thereof and shall prepare any and all reports required by any insurance company in connection therewith. All such reports shall be timely filed with the insurance company as required under the terms of the insurance policy involved. Lessee shall cause its insurance company or insurance broker to provide to Lessor, on or before the first day of each calendar quarter, a claims summary reflecting all claims filed or otherwise made against any and all insurance coverage that Lessee is required to maintain under this Lease ("Claims Summary"); provided, however, a Claims Summary shall be provided more frequently at Lessor's request, but not more frequently than once per month.


                                   ARTICLE XIV

         14.1 Insurance Proceeds. If during the Term, the Leased Property is partially destroyed by a risk covered by the insurance described in Article XIII, but the Leased Property is not thereby rendered Unsuitable for its Primary Intended Use (hereafter defined) or Uneconomic for its Primary Intended Use (hereafter defined), Lessor or, at the election of Lessor, Lessee shall, if insurance proceeds are made available by the first lienholder, if any, of the Leased Property, restore the Leased Property at Lessor's cost to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease, and this Lease shall not terminate as a result of such damage or destruction. If Lessee restores the Leased Property, the insurance proceeds shall be paid out by Lessor from time to time for the reasonable costs of such restoration upon satisfaction of terms and conditions specified by Lessor, and any excess proceeds remaining after such restoration shall be paid to Lessor except for any amount thereof paid with respect to Lessee's personal property. If the insurance proceeds are not adequate to complete such restoration, Lessor shall fund all such excess costs. As used herein, "Uneconomic for its Primary Intended Use" means a state or condition of the Leased Property such that in the judgment of Lessor the Leased Property cannot be operated on a commercially practicable basis for its Primary Intended Use, such that Lessor intends to, and shall, cease operations from the Leased Property; and "Unsuitable for its Primary Intended Use" means a state or condition of the Leased Property such that in the judgment of Lessor the Leased Property cannot function as a public golf facility consistent with standards applicable to a well maintained and operated golf facility in quality and function to that of the Leased Property prior to the damage or loss.

         14.2 No Abatement of Rent. Any damage or destruction due to casualty notwithstanding, this Lease shall remain in full force and effect, and Lessee's obligation to make rental payments and to pay all other charges required by this Lease shall remain unabated.

         14.3 Damage During Term. Notwithstanding any provisions of Section 14.1 appearing to the contrary, if damage to or destruction of the Leased Property occurring during the Term of this Lease renders the Leased Property Unsuitable for its Primary Intended Use, then either Lessor or Lessee (but in Lessee's case only if the Leased Property is rendered Unsuitable for its Primary Intended Use for a period in excess of twelve (12) months), shall have the right to terminate this Lease by giving written notice to the other party, in Lessor's case at any time after the occurrence of such damage or destruction, or in Lessee's case within thirty (30) days after the expiration of such period, whereupon all accrued Base Rent, Percentage Rent and Additional Charges shall be paid immediately, and this Lease shall automatically terminate.

                                   ARTICLE XV

         15.1 Definitions.

              (a) "Condemnation" means a transfer of and/or compensation for the diminished value of all or portion of the Leased Property resulting from (1) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (2) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

              (b) "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

              (c) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

              (d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

         15.2 Parties' Rights and Obligations. If during the Term there is any Condemnation of all or any part of the Leased Property or any interest in this Lease, the rights and obligations of Lessor and Lessee shall be determined by this Article XV.

         15.3 Total Taking. If title to the fee of the whole of the Leased Property is condemned by any Condemnor, this Lease shall cease and terminate as of the Date of Taking by the Condemnor. If title to the fee of less than the whole of or substantially all of the Leased Property is so taken or condemned, which nevertheless renders the Leased Property Unsuitable for its Primary Intended Use or Uneconomic for its Primary Intended Use, Lessee and Lessor shall each have the option, by notice to the other, at any time prior to the Date of Taking, to terminate this Lease as of the Date of Taking. Upon such date, if such notice has been given, this Lease shall thereupon cease and terminate. All Base Rent, Percentage Rent and Additional Charges paid or payable by Lessee hereunder shall be apportioned as of the Date of Taking, and Lessee shall promptly pay Lessor such amounts.

         15.4 Allocation of Award. The total Award made with respect to the Leased Property or for loss of rent, or for Lessor's loss of business beyond the Term, shall be solely the property of and payable to Lessor. Any Award made for loss of business during the remaining Term, if any, or for removal and relocation expenses of Lessee in any such proceedings shall be the sole property of and payable to Lessee. In any Condemnation proceedings Lessor and Lessee shall each seek its Award in conformity herewith, at its respective expense; provided, however, Lessee shall not initiate, prosecute or acquiesce in any proceedings that may result in a diminution of any Award payable to Lessor.

         15.5 Partial Taking. If title to less than the whole of or substantially all of the Leased Property is condemned, and the Leased Property is still suitable for its Primary Intended Use, and not Uneconomic for its Primary Intended Use, or if Lessee or Lessor is entitled but neither elects to terminate this Lease as provided in Section 15.3, Lessee at its cost shall with all reasonable dispatch restore the untaken portion of the Leased Property so that such Leased Property contains the same architectural units of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Property existing immediately prior to the Condemnation. Lessor shall contribute to the cost of restoration that part of its Award specifically allocated to such restoration, if any, together with severance and other damages awarded for the taken Leased Property; provided, however, that the amount of such contributions shall not exceed such cost.

         15.6 Temporary Taking. If the whole or any part of the Leased Property or of Lessee's interest under this Lease is condemned by any Condemnor for its temporary use or occupancy, this Lease shall not terminate by reason thereof, and Lessee shall continue to pay, in the manner and at the terms herein specified, the full amount of all Base Rent, Percentage Rent, and Additional Charges. Except only to the extent that Lessee may be prevented from so doing pursuant to the terms of the order of the Condemnor, Lessee shall continue to perform and observe all of the other terms, covenants, conditions and obligations hereof on the part of the Lessee to be performed and observed, as though such Condemnation had not occurred. In the event of any Condemnation as is in this Section 15.6 described, the entire amount of any Award made for such Condemnation allocable to the Term of this Lease, whether paid by way of damages, rent or otherwise, shall be paid to Lessee. Lessee covenants that upon the termination of any such period of temporary use or occupancy it will, at its sole cost and expense (subject to Lessor's contribution as set forth below), restore the Leased Property as nearly as may be reasonably possible to the condition in which the same was immediately prior to such Condemnation, unless such period of temporary use or occupancy extends beyond the expiration of the Term, in which case Lessee shall not be required to make such restoration. If restoration is required hereunder, Lessor shall contribute to the cost of such restoration that portion of its entire Award that is specifically allocated to such restoration in the judgment or order of the court, if any, and Lessee shall fund the balance of such costs in advance of restoration in a manner reasonably satisfactory to Lessor.


                                   ARTICLE XVI

         16.1 Events of Default. If any one or more of the following events (individually, an "Event of Default") occurs:

              (a) if Lessee fails to pay any Base Rent, Percentage Rent, Additional Charges Impositions or any other monies required to be paid by Lessee under this Lease, and such failure continues for a period of fifteen (15) days after written notice specifying such failure has been provided Lessee by Lessor; or

              (b) if Lessee fails to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Lessee within a period of thirty (30) days after receipt by the Lessee of notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case it shall not be deemed an Event of Default if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof provided, however, in no event shall such cure period extend beyond ninety (90) days after notice of such failure has been provided to Lessee by Lessor;

then, and in any such event, Lessor may exercise one or more remedies available to it herein or at law or in equity, including but not limited to its right to terminate this Lease by giving Lessee not less than ten (10) days' notice of such termination.

         If litigation is commenced with respect to any alleged default under this Lease, the prevailing party in such litigation shall receive, in addition to its damages incurred, such sum as the court shall determine as its reasonable attorneys' fees, and all costs and expenses incurred in connection therewith.

         16.2 Surrender. If an Event of Default occurs (and the event giving rise to such Event of Default has not been cured within the curative period relating thereto as set forth in Section 16.1) and is continuing, whether or not this Lease has been terminated pursuant to Section 16.1, Lessee shall, if requested by Lessor so to do, immediately surrender to Lessor the Leased Property including, without limitation, any and all books, records, files, licenses, permits and keys relating thereto, and quit the same and Lessor may enter upon and repossess the Leased Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other persons and any and all personal property from the Leased Property, subject to the rights of any Golf Facility guests and tenants or subtenants and to any requirement of law. Lessee hereby waives any and all requirements of applicable laws for service of notice to re-enter the Leased Property. Lessor shall be under no obligation to, but may if it so chooses, relet the Leased Property or otherwise mitigate Lessor's damages.

         16.3 Damages. Neither (a) the termination of this Lease, (b) the repossession of the Leased Property, (c) the failure of Lessor to relet the Leased Property, nor (d) the reletting of all or any portion thereof, shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In the event of any such termination, Lessee shall forthwith pay to Lessor all rent due and payable with respect to the Leased Property to and including the date of such termination.

         Lessee shall forthwith pay to Lessor, at Lessor's option, as and for liquidated and agreed current damages for Lessee's default, either:

              (1) Without termination of Lessee's right to possession of the Leased Property, each installment of rent and other sums payable by Lessee to Lessor under the Lease as the same becomes due and payable, which rent and other sums shall bear interest at the rate of twelve percent (12%) per annum until paid, and Lessor may enforce, by action or otherwise, any other term or covenant of this Lease; or

              (2)  the sum of:

                   (A) the unpaid rent which had been earned at the time of termination, repossession or reletting, and

                   (B) the worth at the time of termination, repossession or reletting of the amount by which the unpaid rent for the balance of the Term of this Lease after the time of termination, repossession or reletting, exceeds the amount of such rental loss that Lessee proves could be reasonably avoided, and

                   (C) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The worth at the time of termination, repossession or reletting of the amount referred to in subparagraph (B) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of New York at the time of award plus one percent (1%).

Percentage Rent for the purposes of this Section 16.3 shall be a sum equal to
(i) the average of the annual amounts of Percentage Rent for the three calendar years immediately preceding the calendar year in which the termination, re-entry or repossession takes place, or (ii) if three calendar years shall not have elapsed, the Percentage Rent during the preceding calendar year during which this Lease was in effect, or (iii) if one calendar year has not elapsed, the amount derived by annualizing the Percentage Rent from the Commencement Date of this Lease.

         16.4 Application of Funds. Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default shall be applied to Lessee's obligations in the order that Lessor may determine or as may be prescribed by the laws of the State of California.


                                  ARTICLE XVII

         Lessor's Right to Cure Lessee's Default. If Lessee fails to make any payment or to perform any act required to be made or performed under this Lease including, without limitation, Lessee's failure to comply with the terms of the agreements wherein Lessor's interest has been assigned to Lessee hereunder, and fails to cure the same within the relevant time periods provided in Section 16.1, Lessor, without waiving or releasing any obligation of Lessee, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expense (including, without limitation, reasonable attorneys' fees and expenses, in each case to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at a rate equal to the prime rate (or base rate) reported in the Money Rates column or comparable section of the Wall Street Journal as the rate then in effect for corporate loans at large U.S. money center commercial banks plus five percent ( 5%) per annum from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.


                                  ARTICLE XVIII

         Holding Over. If Lessee for any reason remains in possession of the Leased Property after the expiration or earlier termination of the Term of this Lease, such possession shall be as a tenant at sufferance during which time Lessee shall pay as rental each month two times the aggregate of (a) one-twelfth of the aggregate Base Rent and Percentage Rent payable with respect to the last year of the Term of this Lease, (b) all additional charges accruing during the applicable month and (c) all other sums, if any, payable by Lessee under this Lease with respect to the Leased Property. During such period, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenancies at sufferance, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.


                                   ARTICLE XIX

         Risk of Loss. During the Term of this Lease, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than those caused by Lessor and those claiming from, through or under Lessor) is assumed by Lessee, and, in the absence of gross negligence, willful misconduct or breach of this Lease by Lessor pursuant to Section 31.2, Lessor shall in no event be answerable or accountable therefor, nor shall any of the events mentioned in this Section entitle Lessee to any abatement of rent except as specifically provided in this Lease. Lessor and Lessee agree that if there is a Water Shortage (hereafter defined), Lessor will in good faith negotiate with Lessee an equitable abatement of Base Rent for periods of time during the Term that such Water Shortage exists. "Water Shortage" means there has been a material increase in the cost (net of all insurance proceeds, subsidies and other payments received by Lessee as a result of the fact, circumstance or event directly or indirectly causing the cost increase) in obtaining a supply of water to the Leased Property and such increase has a materially adverse effect on the profitability of the operations of the Golf Facility.


                                   ARTICLE XX

         Indemnification. Notwithstanding the existence of any insurance, and without regard to the policy limits of any such insurance or self-insurance, Lessee will protect, indemnify, hold harmless, and defend Lessor from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Lessor by reason of (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks during the Term of this Lease, including without limitation any claims under liquor liability, "dram shop" or similar laws, (b) any past, present or future use, misuse, non-use, condition, management, maintenance or repair by Lessee or any of its agents, employees or invitees of the Leased Property or any litigation, proceeding or claim by governmental entities or other third parties to which Lessor is made a party or participant related to such use, misuse, non-use, condition, management, maintenance, or repair thereof by Lessee or any of its agents, employees or invitees, including any failure of Lessee or any of its agents, employees or invitees to perform any obligations under this Lease or imposed by applicable law (other than arising out of condemnation proceedings), (c) any Impositions that are the obligations of Lessee pursuant to the applicable provisions of this Lease, (d) any failure on the part of Lessee to perform or comply with any of the terms of this Lease,
(e) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the landlord thereunder and (f) any use of the Marks in breach of this Lease.

         Lessor shall indemnify, save harmless and defend Lessee from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses imposed upon or incurred by or asserted against Lessee as a result of (a) the gross negligence or willful misconduct of Lessor arising in connection with this Lease or (b) any failure on the part of Lessor to perform or comply with any of the terms of this Lease.

         Any amounts that become payable by an indemnifying party under this Section shall be paid within ten (10) days after liability therefor on the part of the indemnifying party is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the rate of twelve percent (12%) per annum from the date of such determination to the date of payment. An indemnifying party, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against the indemnified party. The indemnified party, at its expense, shall be entitled to participate in any such claim, action, or proceeding, and the indemnifying party may not compromise or otherwise dispose of the same without the consent of the indemnified party, which may not be unreasonably withheld. Nothing herein shall be construed as indemnifying Lessor against its own grossly negligent acts or omissions or willful misconduct.

         Lessee's or Lessor's liability for a breach of the provisions of this Article shall survive any termination of this Lease.


                                   ARTICLE XXI

         Subletting and Assignment. Except for subleases to concessionaires made in the ordinary course of operating the Golf Facility, Lessee shall not sell, assign or transfer all or any portion of its leasehold estate or sublet all or any portion of the Leased Property, nor license the use of the Marks, without first obtaining the prior written consent of Lessor. In the event of an assignment or subletting by Lessee which is approved by Lessor, Lessee shall nevertheless remain fully liable for the due performance of all obligations on Lessee's part to be performed under this Lease. No permitted assignment, sale or transfer shall be effective until there shall have been delivered to Lessor an undertaking in recordable form, executed by the proposed assignee or sublessee, wherein such assignee or sublessee assumes the due performance of all obligations on Lessee's part to be performed under this Lease. Notwithstanding the other provisions of this Article XXI to the contrary, Lessee shall be entitled to sublease the Residential Structure for Employee Housing.


                                  ARTICLE XXII

         Officer's Certificates; Lessor's Estoppel Certificates and Covenants.

         (a) At any time and from time to time upon not less than twenty (20) days notice by Lessor, Lessee will furnish to Lessor a statement certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the rent has been paid, whether to the knowledge of Lessee there is any existing default or Event of Default exists thereunder by Lessor or Lessee, and such other information as may be reasonably requested by Lessor. Any such certificate furnished pursuant to this Section may be relied upon by Lessor, any lender and any prospective purchaser of the Leased Property.

         (b) At any time and from time to time upon not less than thirty (30) days notice by Lessee, Lessor will furnish to Lessee or to any person designated by Lessee an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which rent has been paid, whether to the knowledge of Lessor there is any existing default or Event of Default on Lessee's part hereunder, and such other information as may be reasonably requested by Lessee.


                                  ARTICLE XXIII

         Lessor's Right to Inspect. Lessee shall permit Lessor and its authorized representatives as frequently as reasonably requested by Lessor to inspect the Leased Property and Lessee's accounts and records pertaining thereto and make copies thereof, during usual business hours upon reasonable advance notice, subject only to any business confidentiality requirements reasonably requested by Lessee.


                                  ARTICLE XXIV

         No Waiver. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.


                                   ARTICLE XXV

         Remedies Cumulative. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.


                                  ARTICLE XXVI

         Acceptance of Surrender. No surrender to Lessor of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

                                  ARTICLE XXVII

         No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person or entity may acquire, own or hold, directly or indirectly: (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.


                                 ARTICLE XXVIII

         Conveyance by Lessor. If Lessor or any successor owner of the Leased Property conveys the Leased Property in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of the Leased Property expressly assumes all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owners.


                                  ARTICLE XXIX

         Notices. All notices, demands, or other communications of any type given by the Lessor to the Lessee, or by the Lessee to the Lessor, whether required by this Lease or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this paragraph. All notices shall be in writing and delivered to the person to whom the notice is directed, either in person, by facsimile transmission, or by United States Mail, as a registered or certified item, return receipt requested. Notices delivered by mail shall be deemed given when deposited in a post office or other depository under the care or custody of the United States Postal Service, enclosed in a wrapper with proper postage affixed, addressed as follows:


           Lessor:           Crescent Real Estate Equities Limited Partnership
                             777 Main Street, Suite 2100
                             Fort Worth, Texas  76102
                             Attn: David M. Dean
                             Telephone No.:  (817) 321-1442
                             Facsimile No.:  (817) 321-2000

       with a copy to:       Brown McCarroll & Oaks Hartline, L.L.P.
                             300 Crescent Court, Suite 1400
                             Dallas, Texas 75201
                             Attn: Robert W. Dupuy
                             Telephone No.:  (214) 999-6102
                             Facsimile No.:  (214) 999-6170

                  Lessee:    Wine Country Golf Club, Inc.
                             306 W. 7th Street, Suite 1025
                             Fort Worth, Texas  76102
                             Attn: Jeffrey L. Stevens
                             Telephone No.:  (817) 339-2200
                             Facsimile No.:  (817) 339-1001


                                   ARTICLE XXX

         Appraisers. If it becomes necessary to determine the fair market value of the Leased Property for any purpose of this Lease, the party required or permitted to give notice of such required determination shall include in the notice the name of a person selected to act as appraiser on its behalf. Within ten (10) days after notice, Lessor (or Lessee, as the case may be) shall by notice to Lessee (or Lessor, as the case may be) appoint a second person as appraiser on its behalf. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto) with at least five years experience in the State of California appraising property similar to the Leased Property, shall, within forty-five (45) days after the date of the notice appointing the first appraiser, proceed to appraise the Leased Property to determine the fair market value thereof as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser shall have been so appointed, then the determination of such appraiser shall be final and binding upon the parties. If two appraisers are appointed and if the difference between the amounts so determined does not exceed five percent (5%) of the lesser of such amounts, then the fair market value shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined exceeds five percent (5%) of the lesser of such amounts, then such two appraisers shall have twenty (20) days to appoint a third appraiser. If no such appraiser shall have been appointed within such twenty (20) days or within ninety (90) days of the original request for a determination of fair market value, whichever is earlier, either Lessor or Lessee may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers or by such court shall be instructed to determine the fair market value or fair market rental within forty-five (45) days after appointment of such appraiser. The determination of the appraiser which differs most in the terms of dollar amount from the determinations of the other two appraisers shall be excluded, and fifty percent (50%) of the sum of the remaining two determinations shall be final and binding upon Lessor and Lessee as the fair market value or fair market rental of the Leased Property, as the case may be. This provision for determining by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other costs and expenses incurred in connection with each appraisal.


                                  ARTICLE XXXI

         31.1 Lessor May Grant Liens. Upon notice to but without the consent of Lessee, Lessor may, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Encumbrance") upon the Leased Property, or any portion thereon or interest therein, whether to secure any borrowing or other means of financing or refinancing. This Lease shall be subject and subordinate to the lien of any Encumbrance that Lessor, its successors or assigns, has placed or may hereafter place on or against all or any part of the Leased Property, and Lessee hereby agrees to attorn to any such lienholder and any other purchaser at the foreclosure of such lien (including obtaining of title by lender by deed in lieu of foreclosure), upon demand. It is expressly provided and agreed that any such lienholder shall not be required to agree not to disturb Lessee in the event of a foreclosure or deed in lieu thereof and that, at the option of any such lienholder or any other purchaser at foreclosure of such lien, this Lease may be terminated and, upon such termination, Lessee shall have no further rights hereunder.

         31.2 Breach by Lessor. It shall be a breach of this Lease if Lessor fails to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure continues for a period of thirty (30) days after notice thereof from Lessee, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Lessor, within such 30-day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof.


                                  ARTICLE XXXII

         32.1 Miscellaneous. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this Lease or any application thereof is invalid or unenforceable, the remainder of this Lease and any other application of such term or provisions shall not be affected thereby. If any late charges or any interest rate provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by a written instrument in recordable form signed by Lessor and Lessee. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of the State of California, but not including its conflicts of laws rules.

         32.2 Transfer of Licenses. Upon the expiration or earlier termination of the Term of this Lease, Lessee shall use its best efforts (i) to transfer to Lessor or Lessor's nominee all licenses, operating permits and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities, that may be necessary for the operation of the Golf Facility (collectively, "Licenses"), or (ii) if such transfer is prohibited by law or Lessor otherwise elects, to cooperate with Lessor or Lessor's nominee in connection with the processing by Lessor or Lessor's nominee of any applications for, all Licenses; provided, in either case, that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's nominee.

         32.3 Waiver of Presentment, Etc. Lessee waives all presentments, demands for payment and for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance and waives all notices of the existence, creation, or incurring of new or additional obligations, except as expressly granted herein.


                                 ARTICLE XXXIII

         Financial Statements. Lessee shall deliver to Lessor (a) within sixty
(60) days after the end of each calendar year annual operating statements for Lessee's business at the Leased Property (including a detailed profit and loss statement and a detailed accounting of revenues) and a copy of the balance sheet of Lessee as of the end of such year, and related statements of income and retained earnings and changes in financial position for such year, (b) within thirty (30) days after the end of each month monthly operating statements for Lessee's business at the Leased Property (including a detailed profit and loss statement and a detailed accounting of revenues) and a copy of the balance sheet of Lessee as of the end of such month, (c) at least thirty (30) days before commencement of each new Lease Year, an Annual Budget (hereafter defined) for the upcoming Lease Year, (d) at least sixty (60) days before commencement of each new Lease Year, a report of projected Gross Receipts for the upcoming Lease Year and (e) such other information as Lessor may from time to time reasonably request. As used in this Lease, "Annual Budget" means an estimate of income, revenue, operating expenses and capital expenditures Lessee anticipates for the operation and maintenance of the Golf Facility in a manner consistent with this Lease. The foregoing financial statements shall be certified by a member or an authorized officer (as the case may be) of Lessee. All financial statements of Lessee delivered to Lessor shall be true and correct in all respects, shall be prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the financial condition of the subject thereof as of the dates thereof. Any materially adverse change that occurs in the financial condition reflected therein after the date thereof shall be reported to Lessor promptly. None of the aforesaid financial statements, or any certificate or statement furnished to Lessor by or on behalf of Lessee in connection with the transactions contemplated hereby, shall contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein or herein not misleading.


                                  ARTICLE XXXIV

         34.1 REIT Compliance. Lessee acknowledges that Lessor is a subsidiary of Crescent Real Estate Equities Company, a Texas trust ("Crescent"), and Crescent intends to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Lessee agrees that it will not knowingly or intentionally take or omit any action, or permit any status to exist at the Leased Property, which Lessee knows would or could result in Crescent being disqualified from treatment as a real estate investment trust under the Internal Revenue Code of 1986 as the provisions exist on the date hereof.

         34.2 Personal Property Limitation. Anything contained in this Lease to the contrary notwithstanding, the average of the adjusted tax bases of the items of personal property that are leased to the Lessee under this Lease at the beginning and at the end of any calendar year shall not exceed fifteen percent (15%) of the average of the aggregate adjusted tax bases of the Leased Property at the beginning and at the end of each such calendar year. This Section 34.2 is intended to insure that the rent payable hereunder qualifies as "rents from real property," within the meaning of Section 856(d) of the Internal Revenue Code of 1986, or any similar or successor provisions thereto, and shall be interpreted in a manner consistent with such intent.

         34.3 Sublease Rent Limitation. Anything contained in this Lease to the contrary notwithstanding, without Lessor's prior written consent, Lessee shall not sublet the Leased Property on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either (a) the income of profits derived by the business activities of the sublessee, or (b) any other formula such that any portion of the rent payable hereunder would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, or any similar or successor provisions thereto.

         34.4 Sublease Tenant Limitation. Anything contained in this Lease to the contrary notwithstanding, without Lessor's prior written consent, Lessee shall not sublease the Leased Property to any person or entity which Crescent has certified to Lessee in writing that owns, directly or indirectly, a ten percent (10%) or more interest in Crescent, within the meaning of

Section 856(d)(2)(B) of the Internal Revenue Code of 1986, or any similar or successor provisions thereto.

         34.5 Lessee Ownership Limitation. Anything contained in this Lease to the contrary notwithstanding, neither Lessee nor any affiliate of the Lessee shall acquire, directly or indirectly, a ten percent (10%) or more interest in Crescent, within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code of 1986, or any similar or successor provisions thereto.


                                  ARTICLE XXXV

         35.1 Lessor's Option to Terminate Lease. In the event Lessor enters into a bona fide contract to sell the Leased Property to a non-affiliated party, Lessor may terminate the Lease by giving not less than thirty (30) days prior notice to Lessee of Lessor's election to terminate the Lease effective upon the closing of such contract. Effective upon such closing date, this Lease shall terminate and be of no further force and effect, except as to any obligations of the parties existing as of such date that survive termination of this Lease. As compensation for the early termination of its leasehold estate under this
Article XXXV, Lessor shall within ninety (90) days of such closing pay to Lessee the fair market value of Lessee's leasehold estate hereunder as of the closing of the sale of the Leased Property. In the event Lessor and Lessee are unable to agree upon the fair market value of an original or replacement leasehold estate, it shall be determined by appraisal using the appraisal procedures set forth in
Article XXX. Lessor shall not sell less than all of the Leased Property to an unaffiliated third party during the Term of this Lease.

         35.2 Fair Market Value of Leasehold Estate. For the purposes of Section 35.1, fair market value of the leasehold estate means an amount equal to the present value (using a 13% discount rate) of the net cash flow to be derived from this Lease during the remaining Term of this Lease based on current projections made by Lessee with respect to future occupancy of, and future cash flow to be generated by the Leased Property.

         35.3 Termination Upon Default Under Sonoma Mission Inn Lease. In the event the Sonoma Mission Inn Lease (hereafter defined) is terminated due to a default thereunder by Wine Country Hotel, LLC, an affiliate of Lessee ("Wine Country Hotel"), then Lessor may, at its option, but is not required to, terminate this Lease without payment or other obligation to Lessee by providing written notice thereof to Lessee, which termination shall be effective as of the date set forth in such termination notice. "Sonoma Mission Inn Lease" means that certain Lease Agreement between Lessor and Wine Country Hotel dated November , 1996.

                                  ARTICLE XXXVI

         Mutual Option to Terminate. In the event the Sonoma Mission Inn Lease is not extended beyond the expiration date that exists thereunder as of the Commencement Date of this Lease, then either Lessee or Lessor may terminate this Lease without further liability hereunder, other than Lessee's obligations for accrued but unpaid amounts due Lessor hereunder, including without limitation Base Rent, Percentage Rent and Additional Charges and obligations which otherwise survive termination of this Lease. In the event Lessor or Lessee terminate this Lease under this Article XXXVI, such termination shall be coterminous with the termination of the Sonoma Mission Inn Lease.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Lease by their duly authorized officers as of the date first above written.

LESSOR:                   CRESCENT REAL ESTATE EQUITIES LIMITED
                              PARTNERSHIP, a Delaware limited partnership

                          By: Crescent Real Estate Equities, Ltd., a Delaware corporation, its general partner


                                   By:
                                        --------------------------------
                                   Name:
                                          ------------------------------
                                   Title:
                                           -----------------------------



LESSEE:                   WINE COUNTRY GOLF CLUB, INC.
                          a Texas corporation


                                   By:
                                        --------------------------------
                                   Name:
                                          ------------------------------
                                   Title:
                                           -----------------------------

                                   EXHIBIT "A"

                               DESCRIPTION OF LAND

                                   EXHIBIT "B"

                PRELIMINARY STATEMENT OF CASH AND WORKING CAPITAL



                                     ASSETS
Petty Cash                                                         $      0.00
Operating Cash                                                       50,000.00

Guest Ledger                                                              0.00
City Ledger                                                               0.00
Credit Card Accounts Receivable                                           0.00
Non Credit Card Accounts Receivable                                       0.00

Food Inventory                                                        3,033.13
Beverage Inventory                                                    9,247.83
Supplies Inventory                                                   90,313.73

Prepaids                                                                  0.00

Other Assets                                                              0.00
                                                                   -----------
Total Current Assets                                               $152,594.69
                                                                   ===========

                                   LIABILITIES

Trade Payables                                                     $      0.00

Sales/Occupancy Tax                                                   4,575.36
Payroll Accruals                                                          0.00
Operating Expense Accruals                                                0.00
Insurance Accrual                                                         0.00
Property Tax Accrual                                                 26,249.38
Personal Property Tax Accrual                                             0.00
Credit Card Discount Accrual                                              0.00
Misc. Accruals/Payables                                               2,335.38

Advance Deposits                                                     59,491.62
Gift Certificates                                                    37,547.08
                                                                   -----------
Total Current Liabilities                                          $130,198.82
                                                                   ===========


NET WORKING CAPITAL ASSET (DEFICIT)                                 $22,395.87
                                                                    ==========



                                       -1-